Exhibit No. 16.1

June 14, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C.  20549

Dear Sirs:

We have read the statements included under Item 4.01 in the Form 8-K/A (No.2) dated June 1, 2013 of Environmental Solutions Worldwide Inc., to be filed with the Securities and Exchange Commission and we agree with such statements as they relate to our firm.

Yours truly,

/s/ MSCM LLP

MSCM LLP

701 Evans Avenue, 8th Floor,

Toronto, Ontario,

M9C 1A3, Canada

T (416) 626-6000

F (416) 626-8650

MSCM.CA